Exhibit 3.29

ARTICLES OF INCORPORATION OF
PRIMEBOARD ACQUISITION, INC.

I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the North Dakota Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I.

The name of said corporation shall be PrimeBoard Acquisition, Inc.

ARTICLE II.

The period of its duration is perpetual.

ARTICLE III.

The purposes for which the corporation is organized are to own and operate an ag-residue composite board manufacturing facility.

To have and to exercise all the powers now or hereafter conferred by the laws of the State of North Dakota upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

ARTICLE IV.

The aggregate number of shares which the corporation shall have authority to issue is 50,000 with a par value of $1.00 each.

The total authorized capitalization is $50,000.00.

ARTICLE V.

The corporation will not commence business until at least One Thousand Dollars ($1,000.00) has been received by it as consideration for the issuance of shares.

ARTICLE VI.

Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are none.

ARTICLE VII.

Provisions for the regulations of the internal affairs of the corporation are none.

ARTICLE VIII.

Liability of directors of the corporation for monetary damages arising under state corporate law shall be limited to only those claims arising out of a director’s own willful misconduct or gross negligence, and there shall be no claim for liability against the director for any other act.

ARTICLE IX.

The address of the initial registered office of the corporation is 2441 - 15th Street North, Wahpeton, North Dakota 58075, and the name of its initial registered agent at such address is Thomas D. Shorma.

ARTICLE X.

The number of directors constituting the initial Board of Directors of the corporation is one (1), and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successors are elected and qualify are:

Thomas D. Shorma
1702 4th Street North
Wahpeton, North Dakota 58075

ARTICLE XI.

The name and address of each incorporator is:

2

Thomas D. Shorma
1702 4th Street North
Wahpeton, North Dakota 58075

l, the above named incorporator, being first duly sworn, say that I have read the foregoing Articles of Incorporation, know the contents thereof, and verily believe the statements made therein to be true.

Dated this 28th day of April, 2005.

/s/ Thomas D. Shorma
Thomas D. Shorma

STATE OF NORTH DAKOTA	)
)SS
COUNTY OF RICHLAND	)

On this 28th day of April, 2005, before me personally appeared Thomas D. Shorma, known to me to be the person who is described in and who executed the within and foregoing document, and acknowledged to me that he executed the same.

/s/ Dale Formaneck
Notary Public
My Commission Expires:

Certificate No.       20.999.100

Filing Date             4-29-05

/s/ Alicia A. Jaeger
Secretary of State

LF
By Deputy

3

STATEMENT OF CONSENT TO
SERVE AS REGISTERED AGENT

1.             The name of the organization for which the registered agent is to serve is PrimeBoard Acquisition, Inc.

2.             The name of the registered agent is Thomas D. Shorma.

3.             The registered agent is an individual North Dakota resident.

4.             The social security number or federal identification number of the registered agent is

The undersigned, as registered agent, or authorized to sign on behalf of the registered agent, consents to act in the capacity of registered agent until removed or until a resignation is submitted to the Secretary of State in accordance with North Dakota laws.

Dated this 28th day of April, 2005.

/s/ Thomas D. Shorma
Thomas D. Shorma

ID Number	20.999.100

WKO Number	214175

Date Filed	4-29-05

Clerk	LF

CONSENT TO USE OF NAME

I, Edward F. Shorma, as President of PrimeBoard, Inc., a North Dakota corporation, consent to the use of the desired name of PrimeBoard Acquisition, Inc. with a registered office at 2441 - 15th Street North, Wahpeton, North Dakota 58075.

Dated this 28th day of April, 2005.

/s/ Edward F. Shorma
Edward F. Shorma

STATE OF NORTH DAKOTA	)
)SS
COUNTY OF RICHLAND	)

On this 28th day of April, 2005, before me personally appeared Edward F. Shorma, known to me to be the President of PrimeBoard, Inc., a North Dakota corporation, that is described in and that executed the within and foregoing document, and acknowledged to me that he executed the same on behalf of said corporation.

/s/ Dale Formaneck
Notary Public
My Commission Expires:

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
PRIMEBOARD ACQUISITION, INC.

Pursuant to the provisions of Chapter 10-19.1 of the North Dakota Century Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE 1.

The name of the corporation is PrimeBoard Acquisition, Inc.

ARTICLE II.

The following amendment to the Articles of Incorporation was adopted by the shareholder of the corporation on February 3rd, 2006, in the manner prescribed by the North Dakota Century Code: the amendment adopted by the shareholder of the corporation changes the name from “PrimeBoard Acquisition, Inc.” to “MASONITE PRIMEBOARD, INC.”

ARTICLE III.

The number of shares of the corporation outstanding at the time of such adoption was 1,050 and the number of shares entitled to vote hereon was 1,050.

ARTICLE IV.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Common Voting	1,050

ARTICLE V.

The number of shares that voted for such amendment was 1,050, and the number of shares that voted against such amendment was 0.

ARTICLE VI.

The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares, provided for in the amendment shall be effected, is as follows: none.

ARTICLE VII.

The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: none.

Dated this 3rd day of February, 2006.

PRIMEBOARD ACQUISITION, INC.

By	/s/ Rose M. Murphy
Rose M. Murphy, Vice President
and Assistant Secretary

2

VERIFICATION

Rose M. Murphy, being first duly sworn, says that she is the Vice President and Assistant Secretary of the corporation entitled PrimeBoard Acquisition, Inc. and that she has read the foregoing document and knows the contents thereof, and verily believes the statements made therein to be true.

Dated this 3rd day of February, 2006.

/s/ Rose M. Murphy
Rose M. Murphy

State of Florida

County of Hillsborough

Subscribed and sworn to before me by Rose M. Murphy this 3rd day of February, 2006. Who is personally known to me.

/s/ Janneke Case
Notary Public
My Commission Expires:

Certificate No.	20.999.100

Filing Date	2-10-06

/s/ Alicia A. Jeager
Secretary of State

LF
By Deputy

3

RECEIVED MAR 14 2006 SEC. OF STATE
FOR OFFICE ONLY
	REGISTERED AGENT/OFFICE		ID Number: 20.999.100 BC
	STATEMENT OF CHANGE		File Number:
	SECRETARY OF STATE		WO Number: 290011
	SFN 13019.1 (04-02)		Filed: 3-16-06 By: DC

1.	FILING FEE: $20.00:	To change the registered agent (and address if applicable)
	FILING FEE: $10.00:	To change the address or name of the current registered agent
	NO FEE:	To change the address resulting from a postal reassignment, rezoning, or 911 address implementation

TYPE OR PRINT LEGIBLY		SEE REVERSE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS

2. Name of the organization (corporation, limited liability company, limited liability partnership, limited partnership, limited liability limited partnership, or real estate investment trust):			3. Federal ID number:
MASONITE PRIMEBOARD, INC.

4. Registered agent and address of registered agent currently on record with the North Dakota Secretary of State:
THOMAS D. SHORMA 2441 15TH ST N. WAHPETON, ND 580175-3123
5. Name of the new registered agent (or new name of current registered agent): Corporation Service Company

6. New address of the registered agent named in either numbers 4 or 5: (It cannot only be a post office box - it must be the agent’s physical address - if applicable for expedited mailing purposes, a post office box can be added to the physical address)

Address:	City:	State:	Zip code + 4:

316 North Fifth Street, P.O. Box 1695	Bismarck	ND	58502

7. Reason for address change: (check one) (see instruction 7 on reverse)			8. Is the address in number 8 the same address as the principal place of business for the organization named in number 2?
☒ New location for current registered agent or the appointment of new registered agent.
☐ Postal reassignment, rezoning, or implementation of 911 address.	☐ Yes		☒ No

ONE OF THE FOLLOWING BOXES MUST BE CHECKED:

9. The appointment of a new registered agent can only be authorized by resolution of the governing board. (If number 5 of this form is completed, box “a” must be checked below.) However, the current registered agent named in number 4 is authorized to change its address or its name (see instructions). Indicate below how the changes in number 5 and/or 5 were authorized. (check one)

	☒ a)	The new registered agent named in number 8 was appointed by a resolution, as required by state law, adopted by the governing structure of the organization named in number 2.
	☐ b)	The registered agent named in number 4 is authorized to change its address and/or name and has mailed a copy of this form to the governing structure of the organization named in number 2.

10.   If number 9(a) is checked, an officer, a manager, or other individual authorized by the organization named in number 2 may sign the following certification. If number 9(b) is checked, the registered agent named in number 4 may sign the certification.

“As required by state law, I certify that the address of the current registered agent (as provided in number 4) or, if applicable, the new address for the current or the newly appointed registered agent (as provided in number 5) is the same address as that for the business office where the registered agent can be located during normal business hours. I further certify that I know that the information supplied in this form is true and correct and that I am authorized to sign it”

Original signature:			Date: 03/06/2006

CONSENT OF NEWLY APPOINTED REGISTERED AGENT (Complete only if number 5 above is completed)

11. The new registered agent list (check one)			12. Social Security of Federal ID number of registered agent:

☐	A North Dakota resident	☐	A limited liability company
☒	A corporation	☐	A limited liability partnership

13. According to state law, the newly appointed registered agent must sign a statement of consent to save in first capacity (see Instruction number 13 for authorized signers).

“The undersigned, as the newly appointed registered agent for the organization named in number 2, consents to act as the registered agent for the organization until a change or resignation is submitted to the Secretary of State according to the provisions of the North Dakota state law.

Original signature of registered agent named in number 5:
Corporation Service Company

By:	Laura R. Dunlap Asst. Secretary	Date: 03/14/06

14. Name of person to contact about this form:	E-Mail Address:	Daytime telephone # and extension, if any: